Tarragon Corporation

 Exhibit 99.1

Contacts:

Broadgate Consultants, LLC
Alan H. Oshiki
(212) 232-2222
aoshiki@broadgate.com

Tarragon Corporation
William S. Friedman
(212) 949-5000
wfriedman@tarragoncorp.com

Tarragon Corporation Announces Second Quarter 2008
Financial Results

______________________________________________________

NEW YORK CITY, August 11, 2008 - Tarragon Corporation (Nasdaq: TARR), a leading urban homebuilder specializing in the development and marketing of high-density residential communities, today announced its financial results for the second quarter ended June 30, 2008.

Second Quarter Financial Results

Consolidated revenue for the second quarter of 2008 was $64.4 million, compared to $69.9 million in the same period of 2007.

Homebuilding sales, including revenue from unconsolidated properties, were $48.3 million in the second quarter of 2008, compared to $84.5 million in the same period of 2007.

The loss from continuing operations was ($39.5 million) in the second quarter of 2008, compared to a loss of ($155.0 million) in the same period of 2007.

The net loss for the second quarter of 2008 was ($39.4 million), or ($1.37) per diluted share, compared to a net loss of ($181.0 million), or ($6.31) per diluted share, in the second quarter of 2007.

The loss in the second quarter of 2007 included impairment charges of $199.0 million, of which $39.1 million was presented in cost of sales and $38.7 million was presented in discontinued operations.  Impairment charges of $19.5 million were recorded in the second quarter of 2008.  Of this amount, $709,000 was presented in cost of sales.

Six-Month Financial Results

Consolidated revenue for the first six months of 2008 was $229.1 million, compared to $214.2 million for the same period of 2007.  Homebuilding sales, including revenue from unconsolidated properties, were $202.3 million in the first six months of 2008 compared to $215.0 million in the same period of 2007.

The loss from continuing operations during the first six months of 2008 was ($55.7 million) compared to a loss of ($156.4 million) for the same period of 2007.

The net loss for the first six months of 2008 was ($48.2 million), or ($1.69) per diluted share, compared to a loss of ($185.3 million), or ($6.55) per diluted share, in the comparable period of 2007.

The 2008 and 2007 periods included impairment charges of $34.1 million and $203.4 million, respectively.  Of these amounts, $1.7 million and $43.5 million, respectively, were presented in cost of sales.  In addition, in the 2007 period, impairment charges of $38.7 million were presented in discontinued operations.

Sales, Orders and Backlog

In the second quarter of 2008, the Company recorded sales of 142 homes representing $48.3 million compared with 407 homes for $84.5 million in the second quarter of 2007.

In the second quarter of 2008 the Company wrote 41 net new orders totaling $5.0 million at an average sale price of $121,000, compared with 360 net new orders totaling $69.0 million for the same period in 2007 at an average sale price of $192,000.

At the end of the second quarter of 2008, the Company’s backlog, excluding land development, was $31.4 million representing 82 homes compared with $194.2 million at the end of the second quarter of 2007 representing 482 homes.  The average contract price was $383,000 at June 30, 2008 compared to $403,000 at June 30, 2007.

Active Projects

At June 30, 2008, Tarragon’s active for-sale communities (including backlog) totaled 987 homes in 11 communities, representing about $328.3 million in projected revenue, compared to 3,147 homes representing $1 billion in projected revenue at June 30, 2007.

Development Pipeline

The Company’s homebuilding pipeline at the end of the second quarter of 2008, which is comprised of sites owned or controlled by the Company not yet included in active developments, totaled nearly 1,600 homes in nine communities compared to 3,757 homes in 18 communities at the end of the second quarter last year.

Based on the number of units, 60 percent of the development pipeline comes from rental developments, 22 percent from high- and mid-rise developments, 5 percent from townhome communities and 13 percent from mixed residential and commercial communities.  Tarragon has a 70 percent, weighted-average ownership interest in the development pipeline.

Investment Division

The Investment Division, comprising 7,696 apartments as of June 30, 2008, had net operating income for the second quarter of $9.1 million, compared with the previous year’s net operating income of $12.5 million from 11,920 apartments.  Same store apartment net operating income was $8.3 million for both the second quarter of 2008 and the second quarter of 2007.

For the first six months of 2008, the Investment Division had net operating income of $18.9 million, compared with income of $26.3 million for the first half of 2007. Same store net operating income was $17.1 million, compared to $17.4 million in the same period 2007.  Average same store occupancy during the first six months of 2008 was 93.4 percent, compared to 92.9 percent a year ago.

Previously Announced Transaction with Northland

In March 2008, the Company entered into a contract to sell Bermuda Island, a rental apartment community located in Naples, Florida, to an affiliate of Northland Investment Corporation (“Northland”).  On July 31, Northland failed to close this purchase, despite receiving several extensions and the consent of the lender to the assumption and extension of the existing financing.  After the Company requested the $250,000 contract deposit from the escrow agent, Northland immediately commenced litigation over entitlement to the deposit. This dispute with Northland may negatively impact the Company’s ability to obtain the consent of its principal lender to the previously announced transaction with Northland, which could delay closing or otherwise adversely affect the Company’s ability to close the transaction.

About Tarragon Corporation

Tarragon Corporation is a leading developer of multifamily housing for rent and for sale. The Company's operations are concentrated in the Northeast, Florida, Texas and Tennessee. To learn more about Tarragon Corporation, visit: www.tarragoncorp.com

Forward-looking Statements

Information in this press release includes “forward-looking statements” made pursuant of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are based on management’s expectations, estimates, projections and assumptions.  Words such as “may,” “expects,” “anticipates,” “intends,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to statements regarding the  closing of the transaction with Northland.  Actual results and the timing of certain events could differ materially from those projected or contemplated by these forward-looking statements due to a number of factors, including conditions in the homebuilding industry, the satisfaction of the conditions to formation of the joint ventures with Northland, the Company’s ability to identify and enter into suitable developments or ventures with financially strong partners, the residential real estate and mortgage markets and the capital and financial markets generally, business opportunities that may be available to Tarragon, general economic conditions, interest rates and other risk factors outlined in Tarragon’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2007 and any subsequently filed Quarterly Reports on Form 10-Q. Tarragon assumes no responsibility to update forward-looking information contained in this press release.

TARR-E

TABLES FOLLOW

###

TARRAGON CORPORATION
FINANCIAL HIGHLIGHTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$64,353	$69,888	$229,132	$214,186

Expenses	83,364	241,298	241,678	378,190

Other income and expenses:
Equity in income (loss) of partnerships and joint ventures	529	(5,729)	415	(5,438)
Minority interests in income of consolidated partnerships and joint ventures	(127)	(779)	(8,293)	(1,446)
Interest income	167	221	438	401
Interest expense	(18,174)	(13,034)	(32,776)	(24,772)
Gain on sale of real estate	-	-	-	398
Net loss on extinguishment of debt	(34)	-	(34)	(1,422)
Net loss on debt restructuring	(45)	-	(3,534)	-
Gain on transfer of assets	2,237	-	2,237	-
Provision for litigation, settlements and other claims	(5,080)	(1,864)	(5,696)	(1,864)
Loss from continuing operations before income taxes	(39,538)	(192,595)	(59,789)	(198,147)
Income tax benefit	9	37,612	4,091	41,757
Loss from continuing operations	(39,529)	(154,983)	(55,698)	(156,390)
Discontinued operations, net of income tax (expense) benefit
Income (loss) from operations	122	(26,880)	(506)	(29,718)
Gain on sale of real estate	-	854	8,034	854
Net loss	(39,407)	(181,009)	(48,170)	(185,254)
Accrued dividends on cumulative preferred stock	(390)	(388)	(781)	(764)
Net loss allocable to common stockholders	$(39,797)	$(181,397)	$(48,951)	$(186,018)
Loss per common share – basic and diluted
Loss from continuing operations allocable to common stockholders	$(1.37)	$(5.40)	$(1.95)	$(5.53)
Discontinued operations	-	(0.91)	0.26	(1.02)
Net loss allocable to common stockholders	$(1.37)	$(6.31)	$(1.69)	$(6.55)

	DEVELOPMENT Operating Statements
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2008		2007		2008		2007

Sales revenue	$48,338	100%	$84,466	100%	$202,291	100%	$214,993	100%
Cost of sales	(43,095)	(89%)	(120,391)	(143%)	(171,381)	(85%)	(242,983)	(113%)
Gross profit (loss) on sales	5,243	11%	(35,925)	(43%)	30,910	15%	(27,990)	(13%)

Minority interests in sales of consolidated partnerships and joint ventures	(252)	(1%)	(779)	(1%)	(9,080)	(4%)	(1,446)	(1%)
Outside partners' interests in sales of unconsolidated partnerships and joint ventures	(135)	-	(6,717)	(8%)	117	-	(6,944)	(3%)
Overhead costs associated with investments in joint ventures	-	-	(221)	(1%)	-	-	(285)	-
Performance-based compensation related to projects of unconsolidated partnerships and joint ventures	-	-	7	-	-	-	(7)	-
	4,856	10%	(43,635)	(53%)	21,947	11%	(36,672)	(17%)
Other income and expenses:
Impairment charges	(18,069)	(37%)	(75,871)	(90%)	(31,552)	(16%)	(75,871)	(35%)
Interest expense	(7,774)	(16%)	(2,613)	(3%)	(13,153)	(7%)	(4,738)	(2%)
Depreciation expense	(128)	-	-	-	(128)	-	-	-
Net income (loss) from rental operations	(678)	(1%)	150	-	(613)	-	461	-
Taxes, insurance, and other carrying costs	(1,540)	(3%)	(862)	(1%)	(2,836)	(1%)	(1,129)	(1%)
General and administrative expenses	(8,023)	(17%)	(10,469)	(12%)	(15,556)	(8%)	(15,704)	(7%)
Other corporate items	552	1%	569	1%	558	-	686	-
Provision for litigation, settlements and other claims	(5,081)	(11%)	(1,034)	(1%)	(5,568)	(3%)	(1,034)	-
Distributions from unconsolidated partnerships and joint ventures in excess of investment	109	-	-	-	109	-	-	-
Loss on extinguishment of debt	-	-	-	-	-	-	(1,414)	(1%)
Loss on debt restructuring	-	-	-	-	(4,445)	(2%)	-	-
Loss before income taxes	(35,776)	(74%)	(133,765)	(159%)	(51,237)	(26%)	(135,415)	(63%)
Income tax benefit	-	-	33,055	39%	-	-	33,055	15%
Net loss	$(35,776)	(74%)	$(100,710)	(120%)	$(51,237)	(26%)	$(102,360)	(48%)

Reconciliation of segment revenues to consolidated revenue:

Total Development Division revenue	$48,338		$84,466		$202,291		$214,993

Less: sales revenue of unconsolidated partnerships and joint ventures	(3,062)		(35,776)		(11,157)		(42,477)

Consolidated Development Division sales revenue	$45,276		$48,690		$191,134		$172,516

	INVESTMENT Operating Statements
	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2008		2007		2008		2007

Rental revenue	$19,330	100%	$26,810	100%	$39,093	100%	$53,405	100%
Property operating expenses	(10,185)	(53%)	(14,309)	(53%)	(20,190)	(52%)	(27,127)	(51%)
Net operating income	9,145	47%	12,501	47%	18,903	48%	26,278	49%
Net gain on sale of real estate	-		1,362		12,813		1,760
Minority interests in loss of consolidated partnerships and joint ventures	126		-		787		-
Mortgage banking income	15		164		34		298
General and administrative expenses	(1,744)		(3,212)		(4,110)		(5,083)
Other corporate items	319		564		813		778
Impairment recoveries (charges)	115		(89,887)		84		(89,887)
Net loss on extinguishment of debt	(34)		-		(1,112)		(8)
Net gain (loss) on debt restructuring	(44)		-		912		-
Gain on transfer of assets	2,237		-		2,237		-
Provision for litigation, settlements and other claims	-		(955)		(128)		(955)
Interest expense	(10,790)		(16,199)		(20,617)		(31,105)
Depreciation expense	(2,917)		(5,388)		(7,162)		(10,844)
Income (loss) before income taxes	(3,572)		(101,050)		3,454		(108,768)
Income tax (expense) benefit	(59)		20,751		(387)		25,874
Net income (loss)	$(3,631)		$(80,299)		$3,067		$(82,894)

Reconciliation of segment revenues to consolidated revenue:

Total Investment Division revenue	$19,330		$26,810		$39,093		$53,405

Less Investment Division rental revenue presented in discontinued operations	(1,237)		(7,032)		(2,571)		(14,047)

Add management fee and other revenue included in other corporate items	704		913		932		1,065

Add rental revenues from development properties presented in net loss from property operations	280		507		544		1,247

Consolidated Investment Division sales revenue	$19,077		$21,198		$37,998		$41,670